 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

205 Petition – Notice of Hearing and Relief Sought

As Katapult Holdings, Inc. (the “Company”) previously announced on its Form 8-K dated February 10, 2023, the Company filed a petition on February 10, 2023 in the Court of Chancery of the State of Delaware (the “Court of Chancery”) under Section 205 of the DGCL (as defined below) (the “Petition”) seeking: (i) the validation of the stockholder vote approving the Charter Amendment Proposal (as defined below) and (ii) the validation and declaration of effectiveness of (a) the New Charter (as defined below) (including its filing and effectiveness, in each case as of June 9, 2021) and (b) the securities issued or to be issued in reliance on the approval of the Charter Amendment Proposal and/or the validity of the New Charter, as of the respective dates of their issuance.

A copy of the Petition in the form filed with the Court of Chancery is attached hereto as Exhibit 99.1 and is also available at ir.katapultholdings.com. Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

On February 10, 2023, the Court of Chancery granted the motion to expedite and set a hearing date for the Petition to be heard. The hearing has been set for February 27, 2023 at 1:30 p.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

This Form 8-K constitutes notice of the hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholders of the Company may (i) appear at the hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Katapult Holdings, Inc., C.A. No. 2023-0161-LWW (Del. Ch.), in advance of the hearing, and any such written submission should be emailed to the Company’s counsel, Kevin Coen, Morris, Nichols, Arsht & Tunnell LLP at kcoen@morrisnichols.com.

The information that may be obtained solely through the websites referenced in this report is not incorporated by reference herein.

Background

On June 7, 2021, Katapult Holdings, Inc. (the “Company”), then operating under the name FinServ Acquisition Corp. (“FinServ”), held a virtual special meeting (the “Special Meeting”) to approve certain matters relating to its proposed business combination transaction (the "Business Combination") with the entity formerly known as Katapult Holdings, Inc. (formerly known as Cognical Holdings, Inc.), a Delaware corporation. One of these matters was a proposal to amend and restate FinServ’s certificate of incorporation (the “Charter Amendment Proposal”).

At the Special Meeting, FinServ’s stockholders approved all proposals relating to the Business Combination, including the Charter Amendment Proposal, which was approved by a majority of the outstanding shares of Class A common stock and Class B common stock, voting as a single class. On June 9, 2021, the parties closed the Business Combination and the Company’s certificate of incorporation, as amended to give effect to the Charter Amendment Proposal (the “New Charter”), became effective.

Due in part to a recent ruling by the Delaware Court of Chancery, there is uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the Charter Amendment Proposal to obtain separate votes of the Class A common stock and Class B common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Petition of Katapult Holdings, Inc. Pursuant to 8 Del. C. § 205.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2023	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer